Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-143179) pertaining to the 2007 Omnibus Incentive Plan and the 2006 Equity Incentive Plan of U.S. Auto Parts Network, Inc. of our report dated March 28, 2008, with respect to the consolidated financial statements of U.S. Auto Parts Network, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                                                                                          /s/ Ernst & Young LLP

Los Angeles, California

March 28, 2008